Exhibit 6.9.1

ASSIGNMENT OF RESIDENTIAL REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF RESIDENTIAL REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Assignment”) is made and entered into by and between Arrived Holdings, Inc., a Delaware Corporation (“Assignor”), and Arrived FL Hammock, LLC, a FL Limited Liability Company (“Assignee”), collectively the “Parties”, effective as of August 30, 2022 (the “Effective Date”).

RECITALS

A.	Assignor entered into that certain Residential Real Estate Purchase and Sale Agreement dated August 30, 2022, as amended, (“PSA”) in connection with that certain real property legally described in the PSA (the “Property”). A copy of the PSA is attached hereto as Exhibit “A”.

B.	Assignor desires to assign, and Assignee desires to assume, all of Assignor’s interest in and under the PSA to enable Assignee to acquire the Property.

C.	This Assignment amends and restates any other assignment agreements between the Parties with respect to the Property, in their entirety.

NOW, THEREFORE, in consideration of good and valuable consideration in the form of services rendered, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Recitals. The Recitals stated above are true and correct, and incorporated into this Assignment with this reference.

2.	Assignment of PSA. Assignor hereby assigns, transfers, conveys and delegates to Assignee all of Assignor’s right, title, interest, duties and obligations in, to and under the PSA, effective as of the Effective Date.

3.	Assumption of PSA. Assignee hereby assumes and agrees to perform and observe all agreements, covenants and obligations to be performed and observed by Assignor under the PSA, effective as of the Effective Date.

4.	Full Force and Effect. Except as set forth herein, the PSA remains unmodified, and in full force and effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the Effective Date.

Assignor:

Arrived Holdings, Inc., a Delaware Corporation

By:

Vice President, Investments

Assignee:

Arrived FL Hammock, LLC, a FL Limited Liability Company

By:	Arrived Holdings, Inc., as Managing Member

By:

Vice President, Investments

Exhibit “A”

PSA